CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into on the date specified in the signature block below (the “Effective Date”) between Bill.com, LLC., a Delaware limited liability company having its principal place of business at 6220 America Center Drive, Suite 100, San Jose, CA 95002 (“Company”), and Bora Chung, an individual having her principal place of business at the address provided in the signature block of this Agreement (“Executive Emeritus”).

Executive Emeritus has served as the Chief Experience Officer of the Company and wishes to retire from her employment with the Company effective October 31, 2022 (“Retirement Date”). The Company wishes to have Executive Emeritus continue to perform services for the Company as needed, subject to and in accordance with the terms and conditions of this Agreement.
THEREFORE, the parties agree as follows:

1.SERVICES.

1.1Services. Executive Emeritus will remain a full time employee of the Company until the Retirement Date. Following the Retirement Date and during the term of this Agreement, from time to time, Company may wish to have Executive Emeritus perform services (“Services”) for the Company as needed. Company and Executive Emeritus may execute one or more statements of work, substantially in the form attached hereto as Exhibit A, that describe the specific services to be performed by Executive Emeritus (as executed, a “Statement of Work”). The Statement of Work will also specify any deliverables or other materials to be delivered by the Executive Emeritus to the Company (individually or collectively, “Deliverables”) and any additional compensation to be paid by the Company for services performed under the Statement of Work. Each Statement of Work will expressly refer to this Agreement and will form a part of this Agreement. A Statement of Work may be amended only by written agreement of the parties.

2.PAYMENT

2.1Equity Compensation: In consideration for Executive Emeritus’ services provided hereunder and under any Statement of Work entered into under this Agreement, the Executive Emeritus’ Bill.com Holdings, Inc. (“BHI” and together with each of its wholly-owned subsidiaries, including the Company, the “Group Companies”) equity awards set forth on Exhibit B (the “Covered Awards”) will remain outstanding following his/her retirement and shall continue to vest in accordance with the vesting schedule set forth in Exhibit B and the applicable award agreements governing such awards for so long as Executive Emeritus remains in service to the Company pursuant to this Agreement. In addition, for the avoidance of doubt, for so long as Executive Emeritus remains in service to the Company pursuant to this Agreement, Executive Emeritus shall be considered to be in “Service” to the Company for purposes of the applicable award agreements governing Executive Emeritus’ awards (and as such, e.g., outstanding options will not expire three (3) months following the Retirement Date) and that Executive Emeritus’ termination of Service under this Agreement shall constitute termination of “Service” under the applicable award agreements (and as such, e.g., outstanding options will expire three (3) months following the date of the Executive Emeritus’ termination of Service under this Agreement). The Company and Executive Emeritus may also agree to pay Executive Emeritus compensation in cash in consideration for services performed pursuant to Statements of Work, if any, entered into between the parties under this Agreement from time to time.

2.2Equipment. Executive Emeritus agrees to use her own equipment in connection with performance of the Services hereunder.

2.3Expenses. Unless otherwise specified in the Statement of Work, Company will not reimburse Executive Emeritus for any expenses incurred by

Executive    Emeritus    in    connection    with    this Agreement or performing services hereunder.

2.4Payment Terms. Any fees and other amounts set forth in a Statement of Work, if any, are stated in and are payable in U.S. dollars. Unless otherwise provided in a Statement of Work, Executive Emeritus will invoice the Company on a monthly basis for all fees and expenses payable to Executive Emeritus. Company will pay the full amount of each such invoice within thirty (30) days following receipt thereof, except for any amounts that Company disputes in good faith. The parties will use their respective commercially reasonable efforts to promptly resolve any such payment disputes.

3.RELATIONSHIP OF THE PARTIES

3.1Independent Contractor.    Executive Emeritus is an independent contractor and nothing in this Agreement will be construed as establishing an employment or agency relationship between Company and Executive Emeritus. Executive Emeritus has no authority to bind the Group Companies by contract or otherwise. Executive Emeritus will perform Services under the general direction of the Company, but Executive Emeritus will determine, in Executive Emeritus’s sole discretion, the manner and means by which Services are accomplished, subject to the requirement that Executive Emeritus will at all times comply with applicable law.

3.2Taxes and Employee Benefits. Executive Emeritus will report to all applicable government agencies as income all compensation received by Executive Emeritus pursuant to this Agreement. Except as expressly stated herein and as set forth in the Separation Agreement between the Company and Executive Emeritus entered into on even date herewith, Executive Emeritus will not be entitled to any benefits paid or made available by the Group Companies to its employees, including, without limitation, any PTO or illness payments, or to participate in any plans, arrangements or distributions made by a Group Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits. Executive Emeritus will indemnify and hold the Group Companies harmless from and against all damages, liabilities, losses, penalties, fines, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or relating to any obligation imposed by law on any Group Company to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by Executive Emeritus pursuant to this Agreement.

4.OWNERSHIP

4.1Disclosure of Work Product. Executive Emeritus will, as an integral part of the performance of Services, disclose in writing to Company all inventions, products, designs, drawings, notes, documents,    information,    documentation, improvements, works of authorship, processes, techniques, know-how, algorithms, specifications, biological or chemical specimens or samples, hardware, circuits, computer programs, databases, user interfaces, encoding techniques, and other materials of any kind that Executive Emeritus may make, conceive, develop or reduce to practice, alone or jointly with others, in connection with performing Services, or that result from or that are related to such Services, whether or not they are eligible for patent, copyright, mask work, trade secret, trademark or other legal protection (collectively, “Executive Emeritus Work Product”). Executive Emeritus Work Product includes without limitation any Deliverables that Executive Emeritus delivers to Company pursuant to Section 1.1.

4.2Ownership of Executive Emeritus Work Product. Executive Emeritus and the Company agree that, to the fullest extent permitted by applicable law, each item of Executive Emeritus Work Product will be a work made for hire owned exclusively by Company. Executive Emeritus agrees that regardless of whether an item of Executive Emeritus Work Product is a work made for hire, all Executive Emeritus Work Product will be the sole and exclusive property of the Company. Executive Emeritus hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, all right, title and interest in and to the Executive Emeritus Work Product, including all worldwide patent rights (including patent applications and disclosures), copyright rights, mask work rights, trade secret rights, know-how, and any and all other intellectual property or proprietary rights (collectively, “Intellectual Property Rights”) therein. At Company’s request and expense, during and after the term of this Agreement, Executive Emeritus will assist and cooperate with Company in all respects, will execute documents, and will take such further acts reasonably requested by Company to enable Company to acquire, transfer, maintain, perfect and enforce its Intellectual Property Rights and other legal protections for the Executive Emeritus Work Product. Executive Emeritus hereby appoints the officers of Company as Executive Emeritus’s attorney-in-fact to execute documents on behalf of Executive Emeritus for this limited purpose.

1.1Ownership of Executive Emeritus’s Intellectual Property. Subject to Company’s ownership in the Work Product described herein, Executive Emeritus shall retain ownership rights in and to: (a) the Services, including any updates or enhancements thereto; (b) any other software, applications, inventions or technology that Executive Emeritus can demonstrate in writing to be developed by Executive Emeritus independent of, or prior to, Executive Emeritus commencing performance of the Services under this Agreement (“Executive Emeritus IP”).

1.2Moral Rights. To the fullest extent permitted by applicable law, Executive Emeritus also hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, and waives and agrees never to assert, any and all Moral Rights (as defined below) that Executive Emeritus or any Executive Emeritus Personnel may have in or with respect to any Executive Emeritus Work Product, during and after the term of this Agreement. “Moral Rights” mean any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a “moral right.”

1.3Related Rights. To the extent that Executive Emeritus owns or controls (presently or in the future) any patent rights, copyright rights, mask work rights, trade secret rights, Executive Emeritus

IP or any other intellectual property or proprietary rights that may block or interfere with, or may otherwise be required for, the exercise by Company of the rights assigned to Company under this Agreement (collectively, “Related Rights”), Executive Emeritus hereby grants or will cause to be granted to Company a non-exclusive, royalty-free, irrevocable, perpetual, transferable, worldwide license (with the right to sublicense) to make, have made, use, offer to sell, sell, import, copy, modify, create derivative works based upon, distribute, sublicense, display, perform and transmit any products, software, hardware, methods or materials of any kind that are covered by such Related Rights, to the extent necessary to enable Company to exercise all of the rights assigned to Company under this Agreement.

5.CONFIDENTIAL INFORMATION

5.1Confidential Information; Confidentiality Obligations. Each party understands that the other party (the “Disclosing Party”) has disclosed or may disclose to it (the “Receiving Party”) Confidential Information. For purposes of this Agreement, “Confidential Information” means and will include:
(i) any information, materials or knowledge regarding the Disclosing Party and its business, financial condition, products, programming techniques, customers, suppliers, technology or research and development that is disclosed to the Receiving Party or to which it has access in connection with the Services; (ii) the Executive Emeritus Work Product; and (iii) the terms and conditions of this Agreement. Confidential Information will not include any information that:
(a) is or becomes part of the public domain through no fault of the Receiving Party; (b) was rightfully in the Receiving Party’s possession at the time of disclosure, without restriction as to use or disclosure; or (c) Receiving Party rightfully receives from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure. Confidential Information of the Group Companies includes Work Product and other non-public data provided by any Group Company to Executive Emeritus to enable the provision of the Services. Each party agrees: (1) to hold the other party's Confidential Information in strict confidence;
(2) not to disclose such Confidential Information to any third parties (other than on a confidential basis to its employees, Executive Emeritus, contractors agents and/or representatives (“Representatives”) in connection with the performance of the Receiving Party’s obligations under this Agreement or Statement(s) of Work); and (3) not to use any Confidential Information for any purpose except for the performance of its obligations under this Agreement or Statement(s) of Work; provided, however, that a Receiving Party may disclose the Disclosing Party’s Confidential Information to its Representatives if and only if such Representatives have a need to know the Confidential Information and only to the extent reasonably necessary to carry out the business purpose. Each Receiving Party further agrees to instruct all such Representatives of the confidential and proprietary nature of the Confidential Information, this Agreement and its terms, including that they may not use such Confidential Information for any purpose other than the business purpose, and (except as permitted by the terms of this Agreement) not to disclose such Confidential Information to any third party not authorized under this Agreement without the prior written consent of the Disclosing Party. Each Party shall remain responsible and liable for all actions and/or inactions of its Representatives, which are not in compliance with this Agreement. The commitments of each Party with respect to the other’s Confidential Information shall continue for a period of five (5) years from the date of disclosure thereof; provided, however, Confidential Information that constitutes and is identified as a trade secret shall remain subject to the commitments set forth in this Section 5 for so long as such Confidential Information remains a trade secret.

5.2Required Disclosure. In the event that the Receiving Party is requested or required under applicable law (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information of the Disclosing Party, the Receiving Party shall provide the Disclosing Party with prompt written notice of such request or requirement, unless prohibited by law, so that the Disclosing Party may seek a protective order, confidential treatment or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order, confidential treatment or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party or its Representatives are requested or required under applicable law to make the disclosure and, in the reasonable opinion of legal counsel for such Receiving Party, legally compelled to disclose the Disclosing Party’s Confidential Information to any court or government authority, the Receiving Party may disclose to such tribunal or agency only that portion of the Disclosing Party’s Confidential Information which such counsel advises is legally required to be disclosed, provided that the Receiving Party exercises commercially reasonable efforts to preserve the confidentiality of the Disclosing Party’s Confidential Information, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other assurance that confidential treatment will be accorded the Disclosing Party’s Confidential Information.

5.3. Additional Executive Emeritus Confidentiality Obligations. Executive Emeritus agrees that Executive Emeritus will not improperly use, disclose, or induce any Group Company to use any confidential or proprietary information of any former or concurrent client of Executive Emeritus or other person or entity with which Executive Emeritus has an obligation to keep in confidence.

5.4 Return/Destruction of Confidential Information. A Disclosing Party may, at any time, deliver written notice to the Receiving Party of the Disclosing Party’s election to have all tangible materials (including without limitation paper and magnetic storage media) in the possession of the Receiving Party (or its Representatives) which contain, reﬂect, are based upon or derived from, in whole or in part, any of the Disclosing Party’s Confidential Information (“Confidential Materials”) either returned to the Disclosing Party or, at the Receiving Party’s election, destroyed. Upon receipt of such notice, the Receiving Party shall, within 20 calendar days, either: (1) return the Confidential Materials in its possession to the Disclosing Party and instruct its Representatives to do the same; (2) destroy the Confidential Materials in a secure manner and instruct its Representatives to do the same; or (3) at the Receiving Party’s election, take any combination of steps (1) and (2). Notwithstanding any return or destruction of Confidential Materials, each Receiving Party will continue to be bound by its obligations under this Agreement with respect to the Disclosing Party’s Confidential Information, including all Confidential Information contained or reflected in such Confidential Materials.

6.WARRANTIES

6.1No Pre-existing Obligations. Executive Emeritus represents and warrants that Executive Emeritus has no pre-existing obligations or commitments (and will not assume or otherwise undertake any obligations or commitments) that would be in conflict or inconsistent with or that would hinder Executive Emeritus’s performance of its obligations under this Agreement.

6.2Performance Standard. Executive Emeritus represents and warrants that Services will be performed in a thorough and professional manner, consistent with high professional and industry standards by individuals with the requisite training, background, experience, technical knowledge and skills to perform Services.

6.3Non-infringement. Executive Emeritus represents and warrants that the Executive Emeritus Work Product will not infringe, misappropriate or violate the rights of any third party, including, without limitation, any Intellectual Property Rights or any rights of privacy or rights of publicity, except to the extent any portion of the Executive Emeritus Work Product is created, developed or supplied by Company or by a third party on behalf of Company.

6.4Network Security. If Executive Emeritus is provided access to any of Company’s networks or systems, Executive Emeritus shall comply with all Company security regulations and procedures that are applicable including entering into applicable non-disclosure and security agreements.

7.INDEMNITY

Executive Emeritus will defend, indemnify and hold Company harmless from and against all claims, damages, liabilities, losses, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or resulting from any action by a third party against Company that is based on a claim that any Services performed under this Agreement, or the results of or use by

Company of such Services (including any Executive Emeritus Work Product), infringe, misappropriate or violate such third party’s Intellectual Property Rights.

8.TERM AND TERMINATION

8.1Term. This Agreement will commence on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, will remain in force and effect until June 30, 2023.

8.2Termination for Conflict. The Company may terminate this Agreement immediately if the Executive Emeritus commences an operational or executive role with any for-profit technology or financial services company or assumes any other role which may conflict with his/her advisory role with the Company, as determined by the Chief Executive Officer of the Company in their sole discretion.

8.3Termination for Breach. Either party may terminate this Agreement (including all Statements of Work) if the other party breaches any material term of this Agreement and fails to cure such breach within ten (10) days following written notice thereof from the non-breaching party.

8.4Termination for Convenience. The Company may terminate this Agreement (including all Statements of Work) for convenience at any time, upon written notice to Executive Emeritus. Company may also terminate an individual Statement of Work for convenience at any time, upon written notice to Executive Emeritus. Upon receipt of notice of termination for convenience, Executive Emeritus will immediately stop all work. Company will pay Executive Emeritus for all work accepted prior to the date of receipt of the termination notice and will pay for any work in progress as mutually agreed to by the parties.

8.5Effect of Termination. Upon expiration or termination of this Agreement, with immediate effect as of the expiration or termination date, any unvested portion of any then-outstanding Covered Awards shall forfeit and the vested portion of any then-outstanding Covered Awards shall be subject to the treatment(s) on termination as described in the applicable award agreements governing such Covered Awards. In addition, upon the expiration or termination of this Agreement for any reason: (i) Executive Emeritus will promptly deliver to Company all Executive Emeritus Work Product, including all work in progress on any Executive Emeritus Work Product not previously delivered to Company, if any; (ii) Executive Emeritus will promptly deliver to Company all Confidential Information in Executive Emeritus’s possession or control; and (iii) Company will pay Executive Emeritus any accrued but unpaid fees due and payable to Executive Emeritus pursuant to Section 2 and Section 8.4.

8.6Survival. The rights and obligations of the parties under Sections 2, 3.2, 4, 5, 6.3, 6.4, 7, 8.5, 9, and 10 will survive the expiration or termination of this Agreement.

9.LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL NOT APPLY TO THE OBLIGATIONS SET FORTH IN SECTION 7 (INDEMNITY) OR BREACH OF SECTIONS 5 (CONFIDENTIALITY) OR 6.4 (NETWORK SECURITY).

10.GENERAL

10.1. Assignment. Executive Emeritus may not assign or transfer this Agreement, in whole or in part, without Company’s express prior written consent. Any attempt to assign this Agreement, without such consent, will be void. Subject to the foregoing, this Agreement will bind and benefit the parties and their respective successors and assigns.

10.2    No Election of Remedies. Except as expressly set forth in this Agreement, the exercise by Company of any of its remedies under this Agreement will not be deemed an election of remedies and will be without prejudice to its other remedies under this Agreement or available at law or in equity or otherwise.

10.3Equitable Remedies. Because the Services are personal and unique and because Executive Emeritus will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without having to post a bond or other consideration, in addition to all other remedies that Company may have for a breach of this Agreement at law or otherwise.

10.4Attorneys’ Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys’ fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

10.5    Arbitration. Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in San Jose, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. A neutral arbitrator shall be selected by both parties, and shall (a) have the authority to compel adequate discovery for the resolution of the dispute; (b) have the authority to award monetary damages and any and all other remedies that would be available in court, governed by the substantive laws of the State of California; and (c) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The parties shall be entitled to all rights and remedies that either would be entitled to pursue in a court of law; provided, however, that either party may seek to obtain injunctive relief in court to prevent irreparable harm pending the conclusion of arbitration. The arbitrator's decision shall be final, binding, and conclusive. Except as otherwise provided herein, the parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. Except as otherwise provided herein, the parties expressly waive any entitlement to have such controversies decided by a court or a jury.

10.6Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10.7Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

10.8Waiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

10.9Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement, and will be deemed given: (i) when delivered personally; (ii) one (1) business day after deposit with a nationally-recognized express courier, with written confirmation of receipt; or (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All such notices will be sent to the addresses set forth above or to such other address as may be specified by either party to the other party in accordance with this Section.

10.10    Compliance    with    Bill.com    Policies. Executive Emeritus shall comply, during the term of this Agreement, with the Bill.com Code of Ethics and Business Conduct, including the policies referenced therein.

10.11    Entire Agreement. This Agreement, together with all Statements of Work, constitutes the complete and exclusive understanding and agreement of the parties with respect to its subject matter and supersedes all prior understandings and agreements, whether written or oral, with respect to its subject matter. In the event of a conflict, the terms and conditions of each Statement of Work will take precedence over the terms and conditions of this Agreement. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

10.12Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

By: /s/ René Lacerte

Name: René Lacerte

Title: Chief Executive Oﬃcer

Date: October 31, 2022

EXECUTIVE EMERITUS:

By: /s/ Bora Chung

Name: Bora Chung

Date: October 31, 2022